CHHI's  VP CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made as of the 1st  day of  MAY, 2004.

BETWEEN:

        CHINA HEALTH HOLDING INC., OR its Nominee a company incorporated in Nevada USA, having an office at Park Place # 3400 - 666 Burrard St., Vancouver, B.C. Canada, V6C 2X8

        (Hereinafter called "CHHI")

                                                               OF THE FIRST PART

AND:

        Dick Wu or NOMINEE, having an office at 1866 E. 52 Ave. Vancouver, BC, Canada V5T 1W7

        (hereinafter called " VP")


                                                         OF   THE    SECOND PART

WHEREAS:

A. CHHI to retain VP to assist CHHI in providing management consulting services to CHHI, a company incorporated in Nevada USA.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the VP hereto agree as follows:


1.   APPOINTMENT OF VP

1.1 CHHI hereby retains VP to assist CHHI in providing management consulting services to CHHI in USA, Canada and abroad as may from time to time be required with respect to CHHI, as more particularly described as Schedule A hereto.

1.2 VP agrees to devote sufficient time as may be necessary and to employ its best efforts to faithfully and industriously perform the services as described in Schedule A hereto.

1.3 In performing its management services hereunder, VP shall be a VP of CHHI.

2.   LIMITATIONS ON ACTIVITIES

2.1 VP recognizes and agrees that securities laws, regulations and policies in the U.S. and British Columbia and elsewhere limits the allowable scope of management activities and prohibit certain activities. Notwithstanding any other provision of this agreement, VP agrees that:

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(a)                 It will not engage in any activity in  contravention  of the law, regulation or policy of any body having jurisdiction in any other jurisdiction in which it conducts management activities on behalf of CHHI.

3.   TERM

3.1 The term of this agreement shall commence MAY1 2005 and shall continue for 2 year, terminating on APRIL30 200 with a review after three (3) month probationary period, 6where this agreement may be terminated for any reason, or the duties, time commitments and compensation may be adjusted by mutual consent.

4.   COMPENSATION

4.1 VP shall be granted a call from CHHI on 1st: 150,000 shares options of CHHI's capital stock option at a price of 30 cents USD per share, which will be exercisable until April30 2006, and 2nd: 150,000 shares options of CHHI's capital stock option at a price of 80 cents USD per share, which will be exercisable until April 30 2007 and, or, thirty
          (30) days after the termination of this Agreement. Upon payment of 30 cents or/and 80 cents USD per share for the number of shares being called CHHI will deliver. for the number of shares requested, up to a total of 300,000 shares ( options ), and will either transfer, if possible, such shares to a brokerage account of VP's choice or provide VP with the requisite number of share certificates in a form necessary to render those certificates freely transferable and negotiable. CHHI will also furnish or execute any further documents that may reasonably be required to complete this share transfer.

5.   CONFIDENTIALITY

5.1 VP will keep confidential any information not otherwise readily available from public sources which it obtains from CHHI. Upon termination of this agreement, VP shall return to CHHI all data, information and other written material regarding CHHI obtained by VP from in connection with the performance of its services hereunder.

6.   NOTICE

6.1 Any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given or delivered if enclosed in a sealed envelope and addressed to the party to receive same at its address as set forth on the first page of this agreement, and in each case delivered personally or mailed by registered mail.

          Any notice so given or delivered shall be conclusively deemed to have been given when delivered, if delivered personally, or 72 hours following the mailing of same, if mailed by registered mail.

7.   RESPONSIBILITIES OF CHHI

7.1 CHHI will, with VP's assistance, provide VP with CHHI corporate information and materials as request and required for the proper promotion.

7.2 CHHI agrees to broadcast major material events regarding CHHI over the news wire in addition to normal disclosure requirements.

7.3 CHHI agrees to provide appropriate corporate background material to "Material Events" at the same time as the events are made public. The background to these events may be delivered in the form of a briefing.

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8.   GENERAL

8.1 This agreement may only be amended in writing duly executed by the parities hereto.

8.2 Wherever possible, each provision in this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

8.3       Time shall be of the essence of this agreement.

8.4 This agreement shall be deemed to be made in the Province of British Columbia, and shall be construed in accordance with and governed by the laws of said Province.

8.5       This agreement  shall endure to the benefit of and be binding upon the
          VP  to  this  agreement  and  their   respective   heirs,   executors,
          administrators, successors, and assigns.





IN WITNESS WHEREOF the VP hereto has caused these presents to be duly executed as of the day and year first above written.


The Common Seal of                              )
CHINA HEALTH HOLDING INC.                       )
Was hereunto affixed in the                     )
presence of:                                    )                 c/s






 /s/ Julianna Lu
     -----------
     Julianna  (jenny) Lu,
     The President

 /s/ XiaoFei Yu
     ----------
     XiaoFei Yu, The Director


 /s/ Dick Wu
     -------
     Dick Wu, The Director
                                                )

                                                )

________________________________________________)

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                                                )
                                                )
The Common Seal of                              )
Dick Wu                                         )
was hereunto affixed in the                     )
presence of:                                    )                 c/s



/s/  Dick Wu
     -------
     Dick Wu

     Signatory:
                                                )

                                                )
  ______________________________________________)

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                                   SCHEDULE A


VP agrees to provide the following management services, subject to the specific terms of the agreement to which this Schedule is attached:

1.To bring vision and goals for the Company and add to shareholder value.
2.To give advice on Corporate Governence and ethical conduct of Board.
3.To conduct market research into the Company products in Asia and elsewhere 4.To source for markets and Companies and distributors to be distributors of the Company's products.
5.To assist the Corporate in other duties necessary for the global growth and success of the Company and the Subsidiaries.